EXHIBIT 99.1

NeuroMetrix, Inc. Reports Total Revenues of $14.2 Million for the Fourth Quarter of 2006, Representing 37% Growth over the Fourth Quarter of 2005; GAAP Net Income of $1.2 Million, Non-GAAP Adjusted Net Income of $1.9 Million

WALTHAM, Mass.—(BUSINESS WIRE)—February 1, 2007—NeuroMetrix, Inc. (Nasdaq: NURO), a medical device company focused on the design, development and sale of proprietary products used to help physicians diagnose neuropathies, or diseases of the nerves, and neurovascular diseases, announced today the financial results for the three and twelve month periods ended December 31, 2006.

Total revenues for the three months ended December 31, 2006, the Company’s fourth quarter, were $14.2 million, compared with $10.3 million for the fourth quarter of 2005, representing an increase of 37%.  During the three month periods ended December 31, 2006 and 2005, 87% of revenues were derived from biosensor sales and 13% of revenues were derived from diagnostic device sales.

Total revenues for the twelve months ended December 31, 2006, were $55.2 million, compared with $34.3 million for the twelve months ended December 31, 2005, representing an increase of 61%.  During the twelve month periods ended December 31, 2006 and 2005, 86% and 88% of revenues, respectively, were derived from biosensor sales and 14% and 12% of revenues, respectively, were derived from diagnostic device sales.

The gross margin percentage for the fourth quarter of 2006 was 74.9% of revenues, compared with 74.5% of revenues for the fourth quarter of 2005.  In the fourth quarter of 2006, the gross margin percentage for biosensors was 73.7% of revenues, compared with 74.1% of revenues in the fourth quarter of 2005.  The gross margin percentage for diagnostic devices was 82.9% of revenues for the fourth quarter of 2006, compared with 77.2% of revenues for the fourth quarter of 2005.

The gross margin percentage for the twelve months ended December 31, 2006 was 75.5% of revenues, compared with 74.2% of revenues for the twelve months ended December 31, 2005.  The gross margin percentage for biosensors was 74.4% for the twelve months ended December 31, 2006, compared with 74.1% for the same period in 2005.  The gross margin percentage for diagnostic devices was 82.5% for the twelve months ended December 31, 2006, compared with 74.9% for the same period in 2005.

Net income calculated in accordance with U.S. generally accepted accounting principles (“GAAP”) for the fourth quarter of 2006 was $1,208,100, compared with $805,500 for the fourth quarter of 2005, including stock-based compensation expense of $653,400 and $146,800 for the fourth quarter of 2006 and 2005, respectively.  The large increase in stock-based compensation expense was due to the adoption of Statement of Financial Accounting Standards No. 123R (“SFAS 123R”) in 2006.  Excluding stock-based compensation expense, non-GAAP adjusted net income for the fourth quarter of 2006 was $1,861,500, compared with $952,300 for the fourth quarter of 2005.

Net income calculated in accordance with GAAP for the twelve months ended December 31, 2006 was $5,299,800, compared with $938,300 for the same period in 2005, including stock-based compensation expense of $2,652,600 and $406,300 for the twelve months ended December 30, 2006 and 2005, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted net income for the twelve months ended December 31, 2006 was $7,952,400, compared with $1,344,600 for the same period in 2005.

Basic and diluted net income per share was $0.10 and $0.09, respectively, for the three months ended December 31, 2006, compared with $0.07 and $0.06, respectively, for the three months ended December 31, 2005.  The basic and diluted net income per share for the three months ended December 31, 2006 and 2005 included stock-based compensation expense of $653,400 and $146,800, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted diluted net income per share was $0.14 for the three months ended December 31, 2006, compared with $0.07 for the same period in 2005.

Basic and diluted net income per share was $0.42 and $0.40, respectively, for the twelve months ended December 31, 2006, compared with $0.08 and $0.07, respectively, for the twelve months ended December 31, 2005.  The basic and diluted net income per share for the twelve months ended December 31, 2006 and 2005 included stock-based compensation expense of $2,652,600 and $406,300, respectively.  Excluding stock-based compensation expense, non-GAAP adjusted diluted net income per share was $0.61 for the twelve months ended December 31, 2006, compared with $0.10 for the same period in 2005.

The following table contains a reconciliation of non-GAAP net income, adjusted to exclude stock-based compensation expense, to GAAP net income and non-GAAP diluted net income per share, adjusted to exclude stock-based compensation expense, to GAAP diluted net income per share, during the three and twelve month periods ended December 31, 2006 and 2005.

	Three Months Ended December 31,
	2006	2005
Net income reconciliation:

Net income, as reported in accordance with GAAP	$1,208,100	$805,500
Stock-based compensation expense	653,400	146,800
Non-GAAP adjusted net income	$1,861,500	$952,300

Diluted net income per common share reconciliation:

Net income per common share, diluted, as reported in accordance with GAAP	$0.09	$0.06
Stock-based compensation expense per common share, diluted	0.05	0.01
Non-GAAP adjusted net income per common share, diluted	$0.14	$0.07

	Twelve Months Ended December 31,
	2006	2005
Net income reconciliation:

Net income, as reported in accordance with GAAP	$5,299,800	$938,300
Stock-based compensation expense	2,652,600	406,300
Non-GAAP adjusted net income	$7,952,400	$1,344,600

Diluted net income per common share reconciliation:

Net income per common share, diluted, as reported in accordance with GAAP	$0.40	$0.07
Stock-based compensation expense per common share, diluted	0.21	0.03
Non-GAAP adjusted net income per common share, diluted	$0.61	$0.10

Cash and cash equivalents and short-term investments totaled $40.3 million as of December 31, 2006, compared with $32.3 million as of December 31, 2005.

Shai N. Gozani, M.D., Ph.D., NeuroMetrix’s President & CEO commented, “Our revenues in the fourth quarter grew 37% over the same period in 2005.  However, we did experience a decline in revenues from the third quarter of 2006.  During the fourth quarter of 2006, several Medicare carriers issued policies requiring customers using the NC-stat System to submit for reimbursement under a miscellaneous code (95999) rather than the codes used for traditional nerve conduction testing.  We believe that our revenues in the fourth quarter were impacted by customers’ uncertainty around the level of reimbursement under this miscellaneous code and the reimbursement environment in general.  We are exploring a number of strategies with regard to these reimbursement challenges and have assembled a team of resources internally and externally with expertise in healthcare reimbursement to assist us in this effort.

Our market position and progression is supported by (a) the FDA 510(k) clearance of the NC-stat System as comparable to conventional nerve conduction equipment, (b) over forty peer-reviewed publications, abstracts and posters supporting the accuracy and clinical utility of the NC-stat System and (c) over 4,900 physician offices and approximately 15,000 physicians using the product in their clinical practices.”

We posted revenue growth of 37% on a year over year basis in the fourth quarter due to growth in our customer base using the NC-stat neuropathy diagnostic solution, especially in the primary care and internal medicine market.  We expanded our overall active customer count to a total of over 4,900 physician practices and clinics as of the end of the fourth quarter of 2006, compared with approximately 3,300 at the end of the fourth quarter of 2005.  A total of 310,300 biosensors were used by our customers during the fourth quarter of 2006, an increase of 50% over the 206,300 biosensors used by our customers in the fourth quarter of 2005.”

Dr Gozani continued:  “Our profitability in the fourth quarter of 2006 increased 50% from the fourth quarter of 2005 but declined 50% from third quarter 2006 levels.  Net income in the fourth quarter of 2006 was impacted by the decline in revenue compared with the third quarter of 2006 and by an increase in our operating expenses compared with the third quarter of 2006 as we initiated another round of sales force expansion and also incurred additional expenses in connection with reimbursement activities.”

“In spite of these reimbursement challenges, we generated positive cash flows from operations of $2.2 million during the quarter and $7.3 million for the twelve months ended December 31, 2006.”

Dr Gozani further commented, “As importantly, our company continues to progress.  We recently launched our sales efforts for the DigiScope system for the detection of diabetic retinopathy and also recently filed a 510(k) submission with the FDA for our third generation diagnostic device.  We also had several additional peer-reviewed journal articles published, adding to the extensive list of publications supporting the equivalency of the NC-stat to traditional nerve conduction testing and the clinical utility of the NC-stat.”

Company to Host Live Conference Call and Webcast

The Company’s management team will host a live conference call and webcast at 10:00 a.m. Eastern time on Thursday, February 1, 2007 to discuss the Company’s financial results for the three month period ending December 31, 2006. In addition, the Company may answer questions concerning business and financial developments and trends, and other business and financial matters affecting the Company.  The conference call may be accessed in the United States by dialing 866-831-6224 and using the confirmation code 21908044.  Internationally, the conference call may be accessed by dialing 617-213-8853, and using the same confirmation code. The webcast, along with the earnings press release and accompanying condensed financial statements, will be accessible from the Company’s website at www.neurometrix.com under the “Investors” tab and a replay of the webcast will be available on the Company’s website for twelve months.  A replay of the conference call will be available starting two hours after the call by dialing 888-286-8010, domestically and 617-801-6888, internationally. The confirmation code to access the replay is 30022501.  The replay will be available for three months following the conference call.

Non-GAAP Information

In addition to disclosing results calculated in accordance with GAAP, the Company has also disclosed non-GAAP financial results that exclude stock-based compensation expense calculated under the requirements of SFAS 123R and certain additional accounting pronouncements.  Management believes that these non-GAAP financial results provide useful information to investors regarding the financial performance of the Company and management believes that this non-GAAP financial information facilitates comparisons with historical financial results.  Management uses these non-GAAP financial results for purposes of managing the business, planning, forecasting, determining compensation, for comparative purposes when assessing results versus peer companies and for other purposes.  Given the importance of these non-GAAP financial results to the Company, the Company has disclosed this information to investors to facilitate an assessment of financial performance on the same basis as that applied by management.  The Company feels that it is important for investors to understand the Company’s financial results with and without the impact of the non-cash stock-based compensation expense resulting from the grant of stock options and other equity awards.

Non-GAAP information should not be viewed as a substitute for GAAP information.  Investors and other users of the Company’s financial statements should consider all information, including stock-based compensation expense, when assessing the Company’s financial performance.  A reconciliation of GAAP to non-GAAP financial results has been included in tabular form in this press release.

About NeuroMetrix

NeuroMetrix is a medical device company that is establishing and expanding standards of care through the design, development and sale of proprietary products used to help physicians diagnose and treat neuropathies and neurovascular disorders. Neuropathies are diseases of the peripheral nerves and parts of the spine that frequently are caused by or associated with diabetes, low back pain and carpal tunnel syndrome, as well as other clinical disorders. The NC-stat System, the Company’s neuropathy diagnostic system, has been on the market since May 1999 and is used in over 4,900 physician’s offices and clinics in the United States. Diabetic retinopathy is a common neurovascular complication of diabetes and the leading cause of blindness among working age adults.  The Company has exclusive rights in the U.S. physician office arena to market the DigiScope, which is a retinopathy detection system specifically designed for use by primary diabetes care physicians.

The statements contained in this press release include forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended, and Section 21E of the Securities Exchange Act of 1934, as amended, including, without limitation, statements regarding the Company’s or its management’s expectations, hopes, beliefs, intentions or strategies regarding the future. The words “believe,” “may,” “will,” “estimate,” “continue,” “anticipate,” “intend,” “expect,” “plan” and similar expressions may identify forward-looking statements, but the absence of these words does not mean that a statement is not forward-looking. The forward-looking statements contained in this press release are based on the Company’s current expectations and beliefs concerning future developments and their potential effects on it. There can be no assurance that future developments affecting the Company will be those that the Company has anticipated. These forward-looking statements involve a number of risks, uncertainties (some of which are beyond the Company’s control) or other assumptions that may cause actual results or performance to be materially different from those expressed or implied by these forward-looking statements. These risks and uncertainties include, but are not limited to, risks associated with: dependence on the NC- stat System and its components; the Company’s ability to increase its customer base and expand the market for its products; the ability to manage growth; obtaining necessary regulatory approvals; reliance on third party manufacturers and suppliers; reimbursement by third party payors to the Company’s customers for procedures performed using the NC-stat System; compliance with applicable quality control and manufacturing standards; retaining key management or scientific personnel; delays in the development of new products or to planned improvements to the Company’s products; effectiveness of the Company’s products compared to other medical device products; protection of the Company’s intellectual property and other proprietary rights; conflicts with the intellectual property of third parties; the potential violation of federal or state laws prohibiting “kickbacks” and false and fraudulent claims or adverse affects of challenges to or investigations into the Company’s practices under these laws; product liability lawsuits that may be brought against the Company; competition; dependence upon computer and communication infrastructure utilized by the Company’s products; potential future publication of articles or announcement of positions by physician associations or other organizations that are unfavorable to the Company’s products; the Company’s capital and financing needs; and any failure of the Company to successfully integrate acquired businesses. These factors are discussed in more detail in the Company’s filings with the Securities and Exchange Commission. Should one or more of these risks or uncertainties materialize, or should any of the Company’s assumptions prove incorrect, actual results may vary in material respects from those projected in these forward-looking statements. The Company undertakes no obligation to update or revise any forward-looking statements, whether as a result of new information, future events or otherwise, except as may be required under applicable securities laws.

CONTACT: NeuroMetrix, Inc.
Bradford Smith, 781-314-2741
Chief Financial Officer
neurometrix.ir@neurometrix.com
SOURCE: NeuroMetrix, Inc.

NeuroMetrix, Inc.
Condensed Statement of Operations
(Unaudited)

	Three Months Ended		Twelve Months Ended
	December 31, 2006	December 31, 2005	December 31, 2006	December 31, 2005

Revenues:
Diagnostic device	$1,859,583	$1,315,020	$7,538,320	$4,221,311
Biosensor	12,335,557	9,016,407	47,711,396	30,076,822

Total revenues	14,195,140	10,331,427	55,249,716	34,298,133

Cost of revenues	3,564,723	2,632,464	13,558,054	8,858,094

Gross margin	10,630,417	7,698,963	41,691,662	25,440,039

Operating expenses:
Research and development (1)	1,227,209	957,445	5,042,513	3,820,624
Sales and marketing (1)	5,754,800	3,921,916	22,097,682	14,150,157
General and administrative (1)	2,884,760	2,238,385	10,657,062	7,332,783

Total operating expenses	9,866,769	7,117,746	37,797,257	25,303,564

Income from operations	763,648	581,217	3,894,405	136,475

Interest income	496,490	259,234	1,598,401	838,825
Interest expense	—	—	—	(2,042)

Income before provision for income taxes	1,260,138	840,451	5,492,806	973,258
Provision for income taxes	52,000	35,000	193,000	35,000

Net income	$1,208,138	$805,451	$5,299,806	$938,258

Net income per common share:
Basic	$0.10	$0.07	$0.42	$0.08
Diluted	$0.09	$0.06	$0.40	$0.07

Weighted average shares used to compute net income per common share:
Basic	12,583,825	12,289,075	12,501,742	12,152,139
Diluted	12,926,449	13,181,140	13,097,891	12,986,365

(1) Non-cash stock-based compensation expense included in these amounts is as follows:

Research and development	$117,123	$19,161	$470,582	$77,365
Sales and marketing	205,837	30,105	820,984	167,699
General and administrative	330,464	97,558	1,361,071	161,266

Total non-cash stock-based compensation	$653,424	$146,824	$2,652,637	$406,330

NeuroMetrix, Inc.
Condensed Balance Sheets
(Unaudited)

	December 31, 2006	December 31, 2005

Assets
Current assets:

Cash and cash equivalents	$7,909,778	$8,170,037
Short-term held-to-maturity investments	32,410,685	24,081,946
Accounts receivable, net	7,698,550	4,543,339
Inventories, net	3,633,389	2,683,409
Prepaid expenses and other current assets	761,400	614,169
Current portion of deferred costs	370,013	223,009

Total current assets	52,783,815	40,315,909

Restricted cash	1,458,598	1,458,598
Fixed assets, net	1,115,436	875,551
Deferred costs	348,430	247,013

Total assets	$55,706,279	$42,897,071

Liabilities and Stockholders’ Equity
Current liabilities:

Accounts payable	$2,766,650	$1,698,583
Accrued expenses	4,289,311	3,173,549
Current portion of deferred revenue	1,386,867	760,613

Total current liabilities	8,442,828	5,632,745

Deferred revenue	1,335,138	885,354
Other long-term liabilities	72,727	130,909

Total liabilities	9,850,693	6,649,008

Stockholders’ equity
Common stock	1,260	1,238
Additional paid-in capital	97,205,145	93,212,368
Deferred compensation	(110,705)	(425,623)
Accumulated deficit	(51,240,114)	(56,539,920)

Total stockholders’ equity	45,855,586	36,248,063

Total liabilities and stockholders’ equity	$55,706,279	$42,897,071